DAVID D. MILLS

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into on this 20th day of September, 2006 and will be effective as of the Effective Time (as defined in Section 2.03 of the Merger Agreement, as defined below) (the “Effective Date”), by and between FIRST BUSEY CORPORATION, a Nevada corporation (“First Busey”), and DAVID D. MILLS (“EMPLOYEE”).

RECITALS

A.                                   Pursuant to Section 6.14 of that certain Agreement and Plan of Merger dated of even date herewith between First Busey Corporation and Main Street Trust, Inc. (the “Merger Agreement”), First Busey is entering into this Agreement with the Employee.

B.                                     Employee will serve as an Executive Vice President of First Busey and the President and Chief Executive Officer of Busey Bank N.A. as of the Effective Date.

C.                                     First Busey and Employee have made commitments to each other on a variety of important issues concerning his employment, including the performance that will be expected of him, the compensation that he will be paid, how long and under what circumstances he will remain employed, and the financial details relating to any decision that either Employee or First Busey might ever make to terminate this Agreement.

D.                                    First Busey and Employee believe that the commitments they have made to each other should be memorialized in writing, and that is the purpose of this Agreement.

THEREFORE, First Busey and Employee agree as follows:

AGREEMENTS

1.                                       Term and Automatic Renewal.  The term of this Agreement and Employee’s employment hereunder shall commence as of the Effective Date hereof and continue until December 31, 2007. On January 1, 2008 and each January 1 thereafter this Agreement and the term of Employee’s employment hereunder will automatically renew for one (1) additional year unless this Agreement and Employee’s employment hereunder are terminated in accordance with the provisions of Section 4.

2.                                       Employment.  First Busey and Employee each confirm that Employee will be employed as an Executive Vice President of First Busey and President and Chief Executive Officer of Busey Bank N.A. as of the Effective Date in accordance with the terms of this Agreement.

(a)                                  Positions.  Subject to the terms of this Agreement, First Busey will employ Employee as an Executive Vice President of First Busey and the President and Chief Executive Officer of Busey Bank N.A.

(b)                                 Duties.  Employee’s duties, authority and responsibilities as an Executive Vice President of First Busey and the President and Chief Executive Officer of Busey Bank N.A. include and will continue to include all duties, authority and responsibilities customarily held by an Executive Vice President of bank holding companies and the President and Chief Executive Officer of a national bank, as the case may be, subject always to the charter and bylaw provisions and the policies of First Busey and the directions of its board of directors (the “Board”), and where applicable, of any of its subsidiaries.

(c)                                  Care and Loyalty.  Employee will devote his best efforts and full business time, energy, skills and attention to the business and affairs of First Busey and Busey Bank N.A., and will faithfully and loyally discharge his duties to First Busey and Busey Bank N.A.

3.                                       Compensation.  First Busey will compensate Employee for his services as follows during the term of this Agreement and his employment hereunder:

(a)                                  Base Compensation.  Employee will receive an annual base salary of Two Hundred Twenty Five Thousand Dollars ($225,000) through December 31, 2007.  Prior to January 1, 2008, the Board will review Employee’s base salary to determine whether it should be maintained at its then existing level or increased effective as of January 1, 2008.  Following the adjustment, if any, made as of January 1, 2008, the Board will review Employee’s base salary annually during the term of this Agreement to determine whether it should be maintained at its then existing level or increased; provided that Employee’s annual base salary after any such adjustment will not be lower than his base salary for the immediately preceding year.

(b)                                 Performance Bonus.  First Busey will pay Employee a performance bonus at the end of each year.  Employee and the Board will establish mutually acceptable performance criteria and will also establish the amount of the maximum bonus that Employee will receive for each year if he meets the performance criteria.  The maximum bonus amount in any year will not be less than 30% of Employee’s base salary for that year.  Nothing in this Agreement will preclude the Board from awarding Employee an annual bonus in any year that exceeds the maximum bonus amount established for that year.

(c)                                  Profit Sharing Benefit.  Employee will receive an annual profit sharing benefit that will range between 8% and 15% of the combined amount of his annual base salary and performance bonus.  The Board will decide the exact amount of this benefit annually within that range.  First Busey will contribute this benefit to First Busey’s tax-qualified retirement plans and/or its non tax-qualified deferred compensation programs for the account of Employee.  All such benefit payments will be determined and governed by the terms of the particular plan or program.

(d)                                 Car Allowance.  First Busey will pay Employee a car allowance of seven hundred dollars ($700) per month through December 31, 2007.  Commencing as of

January 1, 2008, the car allowance will be subject to annual review by the Board and will be maintained or increased as the Board deems appropriate.  First Busey will also insure Employee’s car at First Busey’s expense under First Busey’s general corporate automobile insurance program.

(e)                                  Club Membership.  First Busey expects Employee to entertain clients and prospective clients of First Busey and Busey Bank, an Illinois state chartered bank (“Busey Bank”) at the country club to which he belongs, and thus will reimburse Employee’s dues for his country club membership in an amount not to exceed Four Hundred Dollars ($400) per month through December 31, 2007.  Commencing as of January 1, 2008, this allowance will be subject to annual review by the Board and may be maintained or increased as the Board deems appropriate.

(f)                                    Reimbursement of Expenses.  First Busey will reimburse Employee for all travel, entertainment and other out-of-pocket expenses that he reasonably and necessarily incurs in the performance of his duties.  Employee will document these expenses to the extent necessary to comply with all applicable laws and internal policies.

(g)                                 Other Benefits.  Employee will be entitled to participate in all plans and benefits that are now or later made available by First Busey to its senior executives generally.

(h)                                 Vacations.  Employee will receive at least twenty (25) days of paid vacation annually, subject to First Busey’s general vacation policy.

(i)                                     Withholding.  Employee acknowledges that First Busey may withhold any applicable federal, state or local withholding or other taxes from payments that become due to him.

(j)                                     Allocations.  Employee and First Busey intend that Employee will be a dual employee of First Busey and one or more of its subsidiaries, and that Employee will be devoting substantial time and attention to the affairs of the subsidiaries, including Busey Bank N.A. in his capacity as President and Chief Executive Officer thereof.  First Busey may allocate to Busey Bank N.A., or any other of First Busey’s subsidiaries any portion of Employee’s salary, cash bonus and other compensation and benefits that First Busey and Busey Bank N.A. or any other of First Busey’s subsidiaries deem to be a lawful and appropriate allocation, but no such allocation will relieve First Busey of any of its obligations to Employee under this Agreement.

4.                                       Term and Termination.

(a)                                  Termination Without Cause.  Either First Busey or Employee may terminate this Agreement and Employee’s employment hereunder for any reason by delivering written notice of termination to the other party no less than ninety (90) days before the effective date of termination, which date will be specified in the notice of termination.

(b)                                 Termination for Cause.  First Busey may terminate this Agreement and Employee’s employment hereunder for Cause by delivering written notice of termination to Employee no less than thirty (30) days before the effective date of termination.  “Cause” for termination will exist if: (i) Employee engages in one or more unsafe and unsound banking practices or violations of a law, regulation or written policy of First Busey or any of its subsidiaries, which individually or together have or threaten to have a material and adverse effect on the financial condition of First Busey taken as a whole; (ii) Employee engages in a deliberate act of dishonesty involving the affairs of First Busey or any of its subsidiaries or commits a wilful and material violation of his fiduciary duties to First Busey or any of its subsidiaries; (iii) Employee is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable State or Federal law; or (iv) Employee commits a material breach of his obligations under this Agreement and fails to cure the breach within thirty (30) days after First Busey gives Employee written notice of the breach.  First Busey will specify the factual and legal basis for its belief that Cause for termination exists in the notice of termination.  If Employee so requests, First Busey will provide Employee with a reasonable opportunity prior to the effective date of termination to cure any correctable violation of law, regulation, policy or duty that First Busey has specified in the notice of termination, and to appear before the Board and any applicable governmental authority to dispute any facts that are alleged to constitute Cause for termination.

(c)                                  Constructive Discharge.  If Employee is ever Constructively Discharged, he may terminate this Agreement and his employment hereunder by delivering written notice to First Busey no later than thirty (30) days before the effective date of termination.  “Constructive Discharge” means the occurrence of any one or more of the following: (i) Employee is not reelected to or is removed as an Executive Vice President of First Busey or the President and Chief Executive Officer of Busey Bank N.A.; or (ii) First Busey or Busey Bank N.A., as the case may be, fails to vest Employee with or removes from him the duties, responsibilities, authority or resources that he reasonably needs to competently perform his duties as an Executive Vice President of First Busey or President and Chief Executive Officer of Busey Bank N.A.; or (iii) First Busey notifies Employee pursuant to Section 4(a) that it is terminating this Agreement; or (iv) First Busey changes the primary location of Employee’s employment to a place that is more than fifty (50) miles from Champaign, Illinois; or (v) First Busey otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within thirty (30) days after Employee gives First Busey written notice of the breach.

(d)                                 Termination upon Change of Control.  Employee may terminate this Agreement and his employment hereunder for any reason within one (1) year after a Change of Control occurs by delivering written notice of termination to First Busey or its successor no less than thirty (30) days before the effective date of termination.  After one (1) year following the Change of Control, Employee may terminate this Agreement and his employment hereunder only in accordance with Section 4(a) or (c).

(i)                                     A “Change of Control” will be deemed to have occurred if: a) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33% or more of the combined voting power of the then outstanding voting securities; or b) the individuals who were members of the Board on the Effective Date (the “Current Board Members”) cease for any reason to constitute a majority of the Board of First Busey or its successor; however, if the election or the nomination for election of any new director of First Busey or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this Section 4(d)(i), be considered a Current Board Member; or c) First Busey’s stockholders approve (1) a merger or consolidation of First Busey or Busey Bank and the stockholders of First Busey immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of First Busey immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of First Busey or Busey Bank.

(ii)                                  Notwithstanding and in lieu of Section 4(d)(i), a Change of Control will not be deemed to have occurred: a) solely because 33% or more of the combined voting power of the then outstanding voting securities of First Busey are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of First Busey or Busey Bank, or (2) any person pursuant to the will or trust of any existing stockholder of First Busey, or who is a member of the immediate family of such stockholder, or (3) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; (b) if Employee agrees in writing to waive a particular Change of Control for the purposes of this Agreement or (c) upon the consummation of the transaction contemplated by the Merger Agreement.

(e)                                  Termination upon Disability.  First Busey will not terminate this Agreement and Employee’s employment hereunder if Employee becomes disabled within the meaning of First Busey’s then current employee disability program or, at First Busey’s election, as determined by a physician selected by First Busey, unless as a result of such disability, Employee is unable to perform his duties with the requisite level of skill and competence for a period of six (6) consecutive months.  Thereafter, First Busey may terminate this Agreement in accordance with Section 4(a).

(f)                                    Termination upon Death.  This Agreement will terminate if Employee dies during the term of this Agreement, effective on the date of his death.  Any payments that are owing to Employee under this Agreement or otherwise at the time of his death will be made to whomever Employee may designate in writing as his beneficiary, or absent such a designation, to the executor or administrator of his estate.

(g)                                 Severance Benefits.  First Busey will pay severance benefits to Employee as follows:

(i)                                     If this Agreement and Employee’s employment hereunder are terminated by First Busey without Cause pursuant to Section 4(a), or by reason of Employee’s Constructive Discharge pursuant to Section 4(c), or due to Employee’s disability or death pursuant to Section 4(e) or 4(f), First Busey will pay Employee an amount equal to the sum of his then applicable annual base salary, plus the amount of the most recent performance bonus that First Busey awarded to Employee pursuant to Section 3(b) (collectively, the “Severance Payment”).  If the effective date of termination occurs before the last day of the then current term, the Severance Payment will also include the value of the contributions that would have been made to Employee or for his benefit under all applicable retirement and other employee benefit plans had he remained in First Busey’s employ through the last day of the then current term.  First Busey will also continue to provide Employee and his dependents, at the expense of First Busey, with continuing coverage under all existing life, health and disability programs for a period of one (1) year following the effective date of termination.  In addition, if Employee is terminated without Cause pursuant to Section 4(a), or by reason of Employee’s Constructive Discharge pursuant to Section 4(c), or due to Employee’ s disability or death pursuant to Section 4(e) or 4(f), within the eighteen (18) month period immediately preceding a Change of Control, then upon the Change of Control, First Busey or its successor will pay Employee the difference between the amount paid pursuant to this Section 4(g)(i) and the amount which would have been paid pursuant to Section 4(g)(ii) had Employee’s employment not earlier terminated.

(ii)                                  If within one (1) year after a Change of Control occurs this Agreement and Employee’s employment hereunder are terminated by Employee pursuant to Section 4(a), (c) or (d), or this Agreement and Employee’s employment hereunder are terminated by First Busey or its successor pursuant to Section 4(a) or (b) either within the eighteen (18) month period immediately preceding a Change of Control or at any time after a Change of Control occurs, then First Busey or its successor will pay Employee an amount equal to the greater of Seven Hundred Fifty Thousand Dollars ($750, 000) or three (3) times the Severance Payment.  In this event, First Busey or its successor will also continue to provide Employee and his dependents, at the expense of First Busey or its successor, with continuing coverage under all existing life, health and disability programs for a period of three (3) years following the effective date of termination.

(iii)                               All payments that become due to Employee under this Section 4(g) will be made in equal monthly installments unless First Busey elects to make those payments in one (1) lump sum.  First Busey will be obligated to make all payments that become due to Employee under this Section 4(g) whether or not he obtains other employment following termination or takes steps to mitigate any damages that he claims to have sustained as a result of termination.  The payments and other benefits provided for in this Section 4(g) are intended to supplement any compensation or other benefits that have accrued or vested with respect to Employee or his account as of the effective date of termination.

(iv)                              If it is determined, in the opinion of First Busey’s independent accountants, in consultation, if necessary, with First Busey’s independent legal counsel, that any payment under this Agreement, either separately or in conjunction with any other payments, benefits and entitlements received by Employee hereunder or under any other plan or agreement under which Employee participates or to which he is a party, would constitute an “Excess Parachute Payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then in such event First Busey, or its successor, as applicable, shall pay to Employee a “grossing-up” amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount.  If, at a later date, the Internal Revenue Service assesses a deficiency against Employee for the Excise Tax which is greater than that which was determined at the time such amounts were paid, then First Busey shall pay to Employee the amount of such unreimbursed Excise Tax plus any interest, penalties and reasonable professional fees or expenses incurred by Employee as a result of such assessment, including all such taxes with respect to any such additional amount.  The highest marginal tax rate applicable to individuals at the time of the payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto.  First Busey shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld.  Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be conclusively made by First Busey’s independent accountants, in consultation, if necessary, with the Employer’s independent legal counsel.  If, after Employee receives any gross-up payments or other amount pursuant to this subparagraph (iv), Employee receives any refund with respect to the Excise Tax, Employee shall promptly pay First Busey the amount of such refund within ten (10) days of receipt by Employee.

(v)                                 First Busey may elect to defer any payments that may become due to Employee under this Section 4(g) if, at the time the payments become due, First Busey is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause First Busey’s capital to fall below such minimum capital requirements.  In this event, First Busey will resume making the payments as soon as it can do so without violating such minimum capital requirements.

5.                                       Confidentiality.  Employee acknowledges that the nature of his employment will require that he produce and have access to records, data, trade secrets and information that are not available to the public regarding First Busey and its subsidiaries and affiliates (“Confidential Information”).  Employee will hold in confidence and not directly or indirectly disclose any Confidential Information to third parties unless disclosure becomes reasonably necessary in connection with Employee’s performance of his duties hereunder, or the Confidential Information lawfully becomes available to the public from other sources, or he is authorized in writing by First Busey to disclose it, or he is required to make disclosure by a law or pursuant to the authority of any administrative agency or judicial body.  All Confidential Information and all other records, files, documents and other materials or copies thereof relating to First Busey’s business that Employee prepares or uses will always be the sole property of First Busey.  Employee will promptly return all originals and copies of such Confidential Information and other records, files, documents and other materials to First Busey if his employment with First Busey is terminated for any reason.

6.                                       Non-Competition Covenant.

(a)                                  Restrictive Covenant.  First Busey and Employee have jointly reviewed the customer lists and operations of First Busey and agree that First Busey’s primary service area for its lending and deposit activities encompasses a fifty (50) mile radius from First Busey’s main office.  Employee agrees that, for a period of one (1) year after the termination of this Agreement, he will not, without First Busey’s prior written consent, directly or indirectly Compete with First Busey for the purposes of Section 6(a):

(i)                                     “Compete” means directly or indirectly owning, managing, operating or controlling a Competitor, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor, or soliciting or inducing any employee or agent of First Busey to terminate employment with First Busey and become employed by a Competitor.

(ii)                                  “Competitor” means any person, firm, partnership, Corporation, trust or other entity that owns, controls or is a bank, savings and loan association, credit union or similar financial institution (a “Financial Institution”) that is physically located and conducts substantial lending and deposit taking activities within a fifty (50) mile radius of First Busey’s main office.

(b)                                 Successors.  In the event that a successor to First Busey or Busey Bank succeeds to or assumes First Busey’s rights and obligations under this Agreement, Section 6(a) will apply only to the primary service area of First Busey as it existed immediately before the succession or assumption occurred and will not apply to any of the successor’s other offices.

(c)                                  Investment Exception.  Section 6(a) will not prohibit Employee from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System and do not represent more than 5% of the outstanding capital stock of any Financial Institution.

(d)                                 Injunctive Relief.  Employee agrees that a violation of this Section 6 would result in direct, immediate and irreparable harm to First Busey, and in such event, agrees that First Busey, in addition to its other right and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this Section 6.

7.                                       Indemnity; Other Protections.

(a)                                  Indemnification.  First Busey will indemnify Employee (and, upon his death, his heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys’ fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, “Expenses”) reasonably incurred by him in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which he may become involved by reason of his having been an officer or director of First Busey or any of its subsidiaries.  The indemnification rights provided for herein are not exclusive and will supplement any rights to indemnification that Employee may have under any applicable bylaw or charter provision of First Busey or any of its subsidiaries, or any resolution of First Busey or any of its subsidiaries, or any applicable statute.

(b)                                 Advancement of Expenses.  In the event that Employee becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which First Busey or any of its subsidiaries is permitted or required to indemnify him under this Agreement, any applicable bylaw or charter provision of First Busey or any of its subsidiaries, any resolution of First Busey or any of its subsidiaries, or any applicable statute, First Busey will, to the fullest extent permitted by law, advance all Expenses incurred by Employee in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by First Busey of a written undertaking from Employee to reimburse First Busey for all Expenses actually paid by First Busey to or on behalf of Employee in the event it shall be ultimately determined that First Busey or any of its subsidiaries cannot lawfully indemnify Employee for such Expenses, and to assign to First Busey all rights of Employee to indemnification under any policy of directors’ and officers’

liability insurance to the extent of the amount of Expenses actually paid by First Busey to or on behalf of Employee.

(c)                                  Litigation.  Unless precluded by an actual or potential conflict of interest, First Busey will have the right to recommend counsel to Employee to represent him in connection with any claim covered by this Section 7.  Further, Employee’s choice of counsel, his decision to contest or settle any such claim, and the terms and amount of the settlement of any such claim will be subject to First Busey’s prior written approval.

8.                                       General Provisions.

(a)                                  Successors; Assignment.  This Agreement will be binding upon and inure to the benefit of Employee and his personal representatives in the event of his death and First Busey and its successors and assigns.  For the purposes of this Agreement, any successor or assign of First Busey shall be deemed to be “First Busey,” and any successor or assign of Busey Bank shall be deemed to be “Busey Bank.”  First Busey will require any successor or assign of First Busey or any direct or indirect purchaser or acquiror of all or substantially all of the business, assets or liabilities of First Busey or Busey Bank, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and First Busey’s obligations hereunder in the same manner and to the same extent as First Busey would have been required to perform them if no such transaction had occurred.

(b)                                 Entire Agreement; Survival.  This Agreement constitutes the entire agreement between Employee and First Busey concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral.  The provisions of this Agreement will be regarded as divisible and separate; if any provision is ever declared invalid or unenforceable, the validity and enforceability of the remaining provisions will not be affected.  This Agreement may not be amended or modified except by a writing signed by Employee and First Busey, and except for the employment obligations set forth in Section 2, all rights and obligations of Employee and First Busey hereunder shall survive the termination of this Agreement.  If the Merger Agreement terminated in accordance with its terms, this Agreement shall terminate and be null and void.

(c)                                  Governing Law and Enforcement.  This Agreement will be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties to this Agreement understand and agree that the same have and has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party to this Agreement actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(d)                                 Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted at a location selected by Employee within fifty (50) miles from Champaign, Illinois, in accordance with the rules of the American Arbitration Association.

(e)                                  Legal Fees.  All reasonable legal fees paid or incurred in connection with any dispute or question of interpretation relating to this Agreement shall be paid to the party who is successful on the merits by the other party.

(f)                                    Waiver.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(g)                                 Notices.  Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to First Busey, addressed to the principal headquarters of First Busey, attention: President with a copy sent to each member of the Board at his/her business address; or, if to Employee, to the address set forth below Employee’s signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST BUSEY CORPORATION		EMPLOYEE

By:	/s/ Douglas C. Mills	/s/ David D. Mills
	Douglas C. Mills	David D. Mills
Its:	Chief Executive Officer